Exhibit 5.1

May 13, 2021

Lexington Realty Trust

One Penn Plaza, Suite 4015

New York, NY 10119

Re:	Registration Statement on Form S-3 (No. 333-253297)

Ladies and Gentlemen:

We have served as Maryland counsel for Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration and sale of up to 18,400,000 shares (the “Underwritten Shares”) of beneficial interest classified as common stock, par value $.0001 per share (the “Common Stock”), of the Company (including up to 2,400,000 Underwritten Shares that may be purchased by the Underwriters (as defined below) pursuant to an option), pursuant to (i) that certain Underwriting Agreement, dated May 10, 2021 (the “Underwriting Agreement”), by and among the Company, the Forward Counterparties (as defined in the Underwriting Agreement) (or their designated agents), the Forward Purchasers (as defined below) and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets (collectively, the “Underwriters” and, individually, an “Underwriter”), and (ii) the letter agreements, each dated as of May 10, 2021 (collectively, the “Forward Sale Agreements” and, together with the Underwriting Agreement, the “Agreements”), by and between the Company and each of JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, in their capacities as forward purchasers of Underwritten Shares thereunder (in such capacities, the “Forward Purchasers”). Up to 36,800,000 shares of Common Stock (the “Settlement Shares”) may be delivered by the Company upon settlement of the Forward Sales Agreements and up to 18,400,000 shares of Common Stock (the “Top-Up Shares” and, together with the Settlement Shares, the “Company Shares”), of the Company (including up to 2,400,000 Top-Up Shares that may be purchased by the Underwriters pursuant to an option), may be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement, if such number of Underwritten Shares are not borrowed by the Forward Sellers from third parties. The Underwritten Shares and the Company Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.       The Registration Statement and the related form of prospectus included therein and the supplement thereto, in the form in which it was transmitted to the Commission under the Act;

Lexington Realty Trust

May 13, 2021

2.       The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.       The Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

4.       A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.       Resolutions adopted by the Board of Trustees of the Company, and by a duly authorized committee thereof (collectively, the “Resolutions”), relating to, among other matters, (i) the sale and issuance of the Company Shares pursuant to the Agreements, (ii) the authorization of the execution, delivery and performance by the Company of the Agreements, and (ii) the reservation and issuance of the Settlement Shares issuable pursuant to the Agreements, certified as of the date hereof by an officer of the Company;

6.       The Underwriting Agreement;

7.       The Forward Sale Agreement;

8.       A certificate executed by an officer of the Company, dated as of the date hereof; and

9.       Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.       Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.       Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Lexington Realty Trust

May 13, 2021

4.       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.       The Underwritten Shares will not be and have not been, and the Company Shares will not be, issued or transferred in violation of the restrictions or limitations contained in the Declaration of Trust.

6.       Upon the issuance of any Settlement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Declaration of Trust.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.       The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.       The Company Shares are duly authorized for issuance and, when and if issued and delivered in accordance with the Underwriting Agreement, the Forward Sale Agreements and the Resolutions, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal law or the laws of any other state. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Lexington Realty Trust

May 13, 2021

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Venable LLP